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                                                                    Exhibit 10.4

                              EMPLOYMENT AGREEMENT
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THIS AGREEMENT, dated as of April __, 2000, is between EarthWeb Inc., a Delaware corporation ("Company"), with its principal place of business at 3 Park Avenue, New York, NY, and Michael P. Durney an individual residing at [ADDRESS] ("Employee").

     In consideration of Employee's employment with Company, Employee hereby agrees to be bound by and comply with the following terms and conditions of employment:

     Section 1. At-Will Employment. Employee acknowledges and agrees that his
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employment status is that of an employee-at-will and that Employee's employment may be terminated by Company or Employee at any time with or without cause.

     Section 2. Compensation. In consideration of the services to be rendered
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hereunder, Employee shall be paid in accordance with the offer letter.

     Section 3. Employee Inventions and Ideas.
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     (a) Employee will maintain current and adequate written records on the development of, and disclose to Company, all Inventions (as herein defined). "Inventions" shall mean all ideas, potential marketing and sales relationships, inventions, copyrightable expression, research, plans for products or services, marketing plans, computer software (including, without limitation, source code), computer programs, original works of authorship, characters, know-how, trade secrets, information, data, developments, discoveries, improvements, modifications, technology, algorithms and designs, whether or not subject to patent or copyright protection, made, conceived, expressed, developed, or actually or constructively reduced to practice by Employee solely or jointly with others during the term of Employee's employment with Company, which refer to, are suggested by, or result from any work which Employee may do during his employment, or from any information obtained from Company or any affiliate of Company.

     (b) The Inventions shall be the exclusive property of Company, and Employee acknowledges that all of said Inventions shall be considered as "work made for hire" belonging to Company. To the extent that any such Inventions, under applicable law, may not be considered work made for hire by Employee for Company, Employee hereby agrees to assign and, upon its creation, automatically and irrevocably assigns to Company, without any further consideration, all right, title and interest in and to such materials, including, without limitation, any copyright, other intellectual property rights, moral rights, all contract and licensing rights, and all claims and causes of action of any kind with respect to such materials. Company shall have the exclusive right to use the
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Inventions, whether original or derivative, for all purposes without additional compensation to Employee. At Company's expense, Employee will assist Company in every proper way to perfect Company's rights in the Inventions and to protect the Inventions throughout the world, including, without limitation, executing in favor of Company or any designee(s) of Company patent, copyright, and other applications and assignments relating to the Inventions. Employee agrees not to challenge the validity of the ownership by Company or its designee(s) in the Inventions.

     (c) Should Company be unable to secure Employee's signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Invention, whether due to Employee's mental or physical incapacity or any other cause, Employee hereby irrevocably designates and appoints Company and each of its duly authorized officers and agents as Employee's agent and attorney in fact, to act for and in Employee's behalf and stead and to execute and file any such document, and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other rights or protections with the same force and effect as if executed and delivered by Employee.

     Section 4. Proprietary Information.
                -----------------------

     (a) Employee will not disclose or use, at any time either during or after the term of employment, except at the request of Company or an affiliate of Company, any Confidential Information (as herein defined). "Confidential Information" shall mean all Company proprietary information, technical data, trade secrets, and know-how, including, without limitation, research, product plans, customer lists, customer preferences, marketing plans and strategies, software, developments, inventions, discoveries, processes, ideas, formulas, algorithms, technology, designs, drawings, business strategies and financial data and information, including but not limited to Inventions, whether or not marked as "Confidential." "Confidential Information" shall also mean any and all information received by Company from customers, vendors and independent contractors of Company or other third parties subject to a duty to be kept confidential.

     (b) Employee hereby acknowledges and agrees that all personal property, including, without limitation, all books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof, Confidential Information as defined in Section 4(a) above, and equipment furnished to or prepared by Employee in the course of or incident to his employment, including, without limitation, records and any other materials pertaining to Inventions, belong to Company and shall be promptly returned to Company upon termination of employment. Following termination, Employee will not retain any written or other tangible or electronic material containing any Confidential Information or information pertaining to any Invention.

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                   Section 5. Limited Agreement Not to Compete
                              --------------------------------

     (a) While employed by Company and for a period of twelve (12) months after the termination of Employee's employment with Company, Employee shall not, directly or indirectly, as an employee, employer, consultant, agent, principal, partner, manager, stockholder, officer, director, or in any other individual or representative capacity, engage, participate or in any way render services or assistance to any business that is competitive with the business of Company. For purposes of this section, a business would not be deemed "competitive with the business of Company" merely by virtue of its generating online revenue streams. Employee acknowledges that Company's business is conducted over the World Wide Web and for that reason this restriction cannot be limited in geographic scope. Notwithstanding the foregoing, Employee may own less than two percent (2%) of any class of stock or security of any corporation which competes with Company listed on a national securities exchange.

     (b) While employed by Company and for a period of twelve (12) months after the termination of Employee's employment with Company, Employee shall not, directly or indirectly, solicit for employment or employ any person who was employed by Company at the time of Employee's termination from Company.

     Section 6. Company Resources. Employee may not use any Company equipment
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for personal purposes (other than for incidental personal use) without written permission from Company. Employee may not give access to Company's offices or files to any person not in the employ of Company without written permission of Company.

     Section 7. Post-Termination Period. Because of the difficulty of
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establishing when any idea, process or invention is first conceived or developed by Employee, or whether it results from access to Confidential Information or Company's equipment, facilities, and data, Employee agrees that any idea, invention, research, plan for products or services, marketing plan, computer software (including, without limitation, source code), computer program, original work of authorship, character, know-how, trade secret, information, data, developments, discoveries, technology, algorithm, design, patent or copyright, or any improvement, rights, or claims related to the foregoing, shall be presumed to be an Invention if it is conceived, developed, used, sold, exploited or reduced to practice by Employee or with the aid of Employee within one (1) year after termination of employment. Employee can rebut the above presumption if he/she proves that the idea, process or invention (i) was first conceived or developed after termination of employment, (ii) was conceived or developed entirely on Employee's own time without using Company's equipment, supplies, facilities, personnel or Confidential Information, and (iii) did not result from or is not derived directly or indirectly, from any work performed by Employee for Company or from work performed by another employee of the Company to which Employee had access.

     Section 8. Injunctive Relief. Employee agrees that the remedy at law for
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any breach of the provisions of Section 3, Section 4 or Section 5 of this
Agreement shall be

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inadequate, the Company will suffer immediate and irreparable harm, and Company shall be entitled to injunctive relief in addition to any other remedy at law which Company may have.

     Section 9. Severability. In the event any of the provisions of this
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Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, the other provisions of this Agreement shall remain in full force and effect.

     Section 10. Survival. Sections 1, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13 and
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14 shall survive the termination of this Agreement.

     Section 11. Representations and Warranties. Employee's performance of his
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obligations to Company during the term of his employment with Company will not breach any agreement by which Employee is bound not to disclose any proprietary information including, without limitation, that of former employers.

     Section 12. Governing Law. The validity, interpretation, enforceability,
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and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its conflict of law rules.

     Section 13. Dispute Resolution. Except as otherwise expressly provided for
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herein, any dispute relating to or arising out of Employee's employment at
Company, which cannot be resolved by negotiation, shall be settled by a single arbitrator pursuant to a binding arbitration in accordance with the AAA Employment Dispute Arbitration Rules and Procedures, as amended by this Agreement. Employment disputes include, but are not limited to, all claims, demands or actions under Title VII of the Civil Rights Act of 1964, Civil Rights Act or 1966, Civil Rights Act of 1991 and all amendments to the aforementioned, and any other federal, state, or local statute or regulation or common law regarding employment discrimination or the termination of employment. The costs of arbitration, including the fees and expenses of the arbitrator, shall be shared equally by the parties. Each party shall bear the cost of preparing and presenting its case. The arbitration shall take place in the County of New York, in the State of New York. The arbitration shall be conducted in strict confidence. The arbitrator shall not make any award that provides for punitive or exemplary damages. The arbitrator's decision shall be based upon the substantive laws of the State of New York. The arbitrator's decision shall follow the plain meaning of the relevant documents, and shall be final and binding. The award may be confirmed and enforced in any court of competent jurisdiction. The parties hereby agree that any federal or state court sitting in the County of New York in the State of New York is a court of competent jurisdiction. The parties each expressly waive his/her/its right to a jury trial. This paragraph does not limit Company's right to seek injunctive relief only in any state or federal court sitting in the County of New York in the State of New York (jurisdictional, venue and inconvenient forum objections to which are hereby waived by both parties) in the event that a dispute relates to or arises under Sections 3, 4 or 5 of this Agreement above and Employee agrees to pay Company

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reasonable costs and attorney's fees in seeking to enforce this agreement through such injunctive relief.

     Section 14. General. This Agreement supersedes and replaces any existing
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agreement between Employee and Company relating generally to the same subject matter, and may be modified only in a writing signed by the parties hereto. Failure to enforce any provision of the Agreement shall not constitute a waiver of any term herein. This Agreement contains the entire agreement between the parties with respect to the subject matter herein. Employee agrees that he/she will not assign, transfer, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement. Any purported assignment, transfer, or disposition shall be null and void. Nothing in this Agreement shall prevent the consolidation of Company with, or its merger into, any other corporation, or the sale by Company of all or substantially all of its properties or assets, or the assignment by Company of this Agreement and the performance of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those enumerated.

     Section 15. Employee Acknowledgement. Employee acknowledges (i) that he/she
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has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company, and (ii) that he/she has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.




AGREED TO BY:

EARTHWEB INC.                               Employee

Sign:    ______________________             Sign:    ______________________

Date:    ______________________             Date:    ______________________

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                        ADDENDUM TO EMPLOYMENT AGREEMENT

Title and Job Description: Employee shall be employed as Chief Financial Officer and, in such capacity, shall be the chief financial officer of the Company and responsible for overseeing the day-to-day financial operations of the Company, including the accounting, treasury, investor relations and financial reporting functions, and shall perform such other functions as the Chief Executive Officer shall reasonably request for a position of this type. In such capacity and in the performance of his duties hereunder, the Employee shall report to the Chief Executive Officer of the Company.

Base Annual Salary: $215,000

Bonus: Employee will be eligible for a bonus of up to 25% of the base annual salary as per the Company's 2000 corporate bonus plan for senior management.

Stock Options: Upon commencement of employment, Employee will be eligible to receive a stock option grant to purchase 75,000 shares of EarthWeb Inc. common stock and, upon the next company-wide option grant, Employee will be eligible to receive a stock option grant to purchase 50,000 shares of EarthWeb Inc. common stock, in both cases pursuant to and in accordance with the terms and conditions of EarthWeb's 1998 Stock Incentive Plan and the option granting documents.

Restricted Stock: As an inducement essential to Employee's employment with the Company, upon commencement of employment, Employee will be granted two restricted stock awards: (i) in the amount of 20,000 shares of EarthWeb Inc. common stock, which shares shall be subject to a three-year vesting schedule with one-third of such award vesting on each of the first three anniversaries of such grant date (the "Three Year Restricted Stock Award") and (ii) in the amount of 20,000 shares of EarthWeb Inc. common stock, which shares shall be subject to a six-year vesting schedule with one-sixth of such award vesting on each of the first six anniversaries of such grant date (the "Six Year Restricted Stock Award").

Termination Without Cause or Change in Control: If (i) the Company terminates Employee's employment without "cause", or (ii) a "change of control" occurs and thereafter Employee is terminated or there is no comparable position available in the surviving entity for Employee, (A) the Company will provide Employee with severance in an amount equal to twelve (12) months of Employee's then current base pay, provided Employee executes and delivers a release in a form prepared by the Company and (B) (v) if such termination occurs during the first six months of Employee's employment with the Company, Employee shall be entitled to additional vesting of twenty percent (20%) of previously granted unvested stock options (provided that if such event occurs prior to the stock option grant to Employee with respect to 50,000 shares of EarthWeb Inc. common stock referred to above, Employee shall be entitled to additional vesting of thirty percent (30%) of previously granted unvested stock options); (w) if such termination occurs after the sixth month but prior to the end of the twelfth month of Employee's employment with

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the Company, Employee shall be entitled to additional vesting of thirty-five percent (35%) of previously granted unvested stock options; (x) if such termination occurs after the twelfth month but prior to the end of the eighteenth month of Employee's employment with the Company, Employee shall be entitled to additional vesting of fifty-five percent (55%) of previously granted unvested stock options; (y) if such termination occurs after the eighteenth month but prior to the end of the twenty-fourth month of Employee's employment with the Company, Employee shall be entitled to additional vesting of seventy-five percent (75%) of previously granted unvested stock options; and (z) if such termination occurs after the twenty-fourth month of Employee's employment with the Company, Employee shall be entitled to additional vesting of one-hundred percent (100%) of previously granted unvested stock options.

If prior to the 3rd anniversary of the Three Year Restricted Stock Award grant date (i) the Company terminates Employee's employment without "cause", or (ii) a "change of control" occurs and thereafter Employee is terminated or there is no comparable position available in the surviving entity for Employee, Employee shall be entitled to additional vesting of fifty percent (50%) of the then unvested Three Year Restricted Stock Award and fifty percent (50%) of the then unvested Six Year Restricted Stock Award. If on or after the 3rd anniversary of the restricted stock award grant date (i) the Company terminates Employee's employment without "cause", or (ii) a "change of control" occurs and thereafter Employee is terminated or there is no comparable position available in the surviving entity for Employee, Employee shall be entitled to additional vesting of one hundred percent (100%) of the then unvested Six Year Restricted Stock Award.

Definitions:

 "Cause" is defined as: embezzlement, misappropriation of funds, conviction of a felony or commission of any act which would rise to the level of a felony; commission of other acts of dishonesty, fraud or deceit, breach of any material provision of this Agreement, habitual or willful neglect of duties, breach of fiduciary duty to the Company involving personal profit, or significant or material violation of Company policy or other contractual, statutory or common law duties to the Company.

 "Change of Control" is defined as: (a) the sale of all or substantially all the assets of the Company or (b) the completion of a merger with, or acquisition of, another company such that EarthWeb is not the surviving company.

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